Earnings Review
First Quarter 2015

PHOENIX

May 12, 2015

Important Disclosures

This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These forward-looking statements include statements relating to, or representing management's beliefs about, future events, transactions, strategies, operations and financial results, including, without limitation, our expectation to provide information within anticipated timeframes and otherwise in accordance with law, the outcome of litigation and claims as well as regulatory examinations, investigations, proceedings and orders arising out of the restatement and the failure by Phoenix and its wholly owned subsidiary, PHL Variable Insurance Company, to file SEC reports on a timely basis, potential penalties that may result from failure to timely file statutory financial statements with state insurance regulators, and Phoenix's ability to satisfy its requirements under, and maintain the listing of its shares on, the NYSE. Such forward-looking statements often contain words such as "will," "anticipate," "believe," "plan," "estimate," "expect," "intend," "is targeting," "may," "should" and other similar words or expressions. Forward-looking statements are made based upon management's current expectations and beliefs and are not guarantees of future performance. Our ability to maintain a timely filing schedule with respect to our SEC filings is subject to a number of contingencies, including but not limited to, whether existing systems and processes can be timely updated, supplemented or replaced, and whether additional filings may be necessary in connection with the restatements. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others, those risks and uncertainties described in any of our filings with the SEC. Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic reports filed with the SEC and are available on our website at www.phoenixwm.com under "Investor Relations." You are urged to carefully consider all such factors. We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this presentation even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this presentation, such statements or disclosures will be deemed to modify or supersede such statements in this presentation.

In addition to financial measures presented in accordance with Generally Accepted Accounting Principles ("GAAP"), we use non-GAAP financial measures such as operating income (loss), as well as components of and financial measures derived from operating income (loss), in evaluating our financial performance. Net Income (loss), as well as components of and financial measures derived from net income (loss) are the most directly comparable GAAP measures. Our non-GAAP financial measures should not be considered as substitutes for net income and net income per share. Therefore, investors should evaluate both GAAP and non-GAAP financial measures when reviewing our performance. Investors should note that our calculation of these measures may differ from similar measures used by other companies. Operating income, and components of and measures derived from operating income, are internal performance measures we use in the management of our operations, including our compensation plans and planning processes. In addition, management believes that these measures provide investors with additional insight into the underlying trends in our operations.

More detailed financial information, including reconciling information regarding our non-GAAP financial measures, can be found in our financial supplement for the first quarter of 2015 and our earnings release for the first quarter of 2015, both of which are available on our Web site, www.phoenixwm.com in the Investor Relations section.

Agenda

PHOENIX

> Overview
> Financial Results
> Investments
> Business and Strategy Update
> Q & A

Overview

PHOENIX

- Net loss primarily driven by non-recurring legal settlement charge and adverse mortality
- Decline in statutory surplus; intercompany reinsurance transaction planned to strengthen capital
- Favorable long-term mortality versus expectations
- Modest increase in holding company liquidity
- Steady FIA sales; continued growth in Saybrus revenue and earnings

1Q15 Financial Summary

PHOENIX

GAAP

> Net loss of $74.0 million or $12.87 per share versus a net loss of $28.1 million or $4.89 per share in the first quarter of 2014
> Stockholders' equity of $250.4 million, a decline of $76.2 million during the quarter

Statutory (Phoenix Life)

> Statutory surplus and asset valuation reserve of $590.4 million, a decline of $161.8 million during the quarter
> Estimated RBC of 288% as of March 31, 2015, decrease from 334% as of December 31, 2014

Key Themes

- Legal settlement of $48.5 million
- Adverse mortality experience
- Solid investment results
- Steady FIA sales; continued growth in Saybrus revenue and earnings
- Financial reporting expenses beginning to decline

Note: Statutory results are preliminary

Legal Settlement

PHOENIX

- Company reached an agreement as of April 30, 2015 to resolve two class actions relating to certain cost of insurance (COI) rate adjustments made in 2010 and 2011 on certain policies
- Agreement is subject to certain conditions and court approval
- Settlement class consists of all policyholders that were subject to these COI rate adjustments, including policyholders in all previously disclosed COI litigation and will be structured to allow members to opt out of the settlement
- A settlement fund will be established; may be reduced proportionally for any opt-outs
- Provisions of the settlement agreement include:
  - No roll-back or reduction of existing COI rates
  - No challenges to any policies in the settlement class for lack of a valid insurable interest
  - No additional COI rate increases on the affected policies until December 31, 2020
- PLIC and PHL Variable to pay a total of $48.5 million
  - 1Q15 litigation accrual of $12.1 million at Phoenix Life and $36.4 million at PHL Variable, before taxes
  - Resolution of opt outs could result in an ultimate cost to the company that is higher or lower
- The settlement is not an obligation of the holding company

Adverse 1Q15 Mortality Results

PHOENIX



Total Net Death Claims
Actual vs. Expected
$250
$200
$150
$100
$50
$0
1Q14
2Q14
3Q14
4Q14
1Q15
Open Block
Closed Block
Expected Net Claims



Open Block Net Death Claims
Actual vs. Expected
$120
$100
$80
$60
$40
$20
$0
1Q14
2Q14
3Q14
4Q14
1Q15
Open Block Net Claims
Expected Net Claims

- Q1 2015 net claims unfavorable to expectations by $64 million
  - Closed block $37 million
  - Open block $27 million
- Quarterly results are volatile

Based on Statutory Death Benefits
$ in millions

Long-Term Mortality Results Remain Favorable

PHOENIX

Net Death Claims –
Cumulative Quarterly Actual versus Expectations



$3,500
3,000
2,500
2,000
1,500
1,000
500
$ Million
3 6 9 12 3 6 9 12 3 6 9 12 3 6 9 12 3 6 9 12 3
2010
2011
2012
2013
2014
2015
Cumulative Expected Since 2010
Cumulative Actual Since 2010

- Cumulative actual net claims vs. expected remain favorable over periods since 2010
- No change in future mortality assumptions

$ in millions

1Q15 GAAP Results

PHOENIX

	1Q14	2Q14	3Q14	4Q14	1Q15
PNX Net Income (Loss)	$(28.1)	$(22.4)	$(22.4)	$(140.3)	**$(74.0)**
PNX Net Income (Loss) Per Share	$(4.89)	$(3.90)	$(3.90)	$(24.40)	**$(12.87)**
Other Comprehensive Income (Loss) (OCI)	$(7.3)	$20.2	$(7.2)	$(55.1)	**$(2.2)**

Key Drivers

- Legal settlement of $48.5 million
- Unfavorable mortality net income impact of approximately $30 million after reflecting actuarial offsets
- Minimal impact of lower interest rates due to unlock

$ in millions, except per share amounts

Interest Rate Unlock

PHOENIX

> Our methodology for estimating future portfolio yields has been based on assumptions for Treasury rates, credit spreads and portfolio asset allocations

> The volatility and further decline of Treasury rates in the first quarter has resulted in an unlock to our methodology in the establishment of our interest rate assumptions

> Our revised methodology utilizes a long term Treasury yield assumption and a mean reversion period; this methodology is consistent with peer practice

> The overall impact of the unlock was $0.2 million

> We continue to have sensitivity to interest rate changes particularly in our UL business but less sensitivity to changes in forward rates

- Better reflects both current rates and a fundamental long-term view

GAAP Balance Sheet

PHOENIX

	As of Dec. 31, 2014	As of Mar. 31, 2015
Total Stockholders' Equity Attributable to PNX	$326.6	$250.4
Total Stockholders' Equity Excluding AOCI	$561.0	$487.0
Book Value Per Share	$56.82	$43.54
Book Value Per Share Excluding AOCI	$97.60	$84.68
Debt to Capital	52.2%	60.2%
Debt to Capital Excluding AOCI	40.3%	43.8%

> Decrease in stockholders' equity and book value per share driven by net loss

> Increase in debt to capital ratio driven by decrease in equity

> Lower interest rates resulted in an increase of $141.2 million in the market value of investments that, after actuarial offsets, resulted in a loss of $3.6 million of other comprehensive income

$ in millions except per share amounts

1Q15 Statutory Results

PHOENIX

Phoenix Life (PLIC)
Statutory Surplus & AVR



337%
334%
288%
$735.2
$752.2
$590.4
2013
2014
As of 3/31/15
Statutory Surplus & AVR
RBC

$ in millions
Note: 1Q15 statutory results are preliminary

> PLIC statutory surplus and AVR decrease of $161.8 million from year-end 2014 reflects:
  - Legal settlement - $48.5 million
  - Adverse mortality - Approximately $34 million
  - Decrease in admitted DTA – $55 million
  - Holding company dividends - $15 million

> Decline in estimated PLIC and PHLVIC RBC driven by surplus decrease modestly offset by reduced interest risk

> Currently pursuing reinsurance transaction that should offset the 1Q15 decline in statutory capital
  - Expect transaction to increase surplus and return the PLIC RBC ratio within a 325% – 350% range; PHLVIC improves to approximately 225%

Intercompany Reinsurance Treaty

PHOENIX

> Phoenix is executing on an intercompany transaction that would transfer seasoned, profitable life business from PLIC to PHLVIC subject to regulatory approval

> As currently structured, transaction would retrocede a quota share of 75% from PLIC to PHLVIC

> The transaction would benefit PLIC by:
  - Monetizing a portion of the embedded value of a block of business at historically attractive market rates
  - Increasing PLIC's consolidated statutory surplus and RBC ratio

> The transaction would benefit PHLVIC by providing a source of future profits and reducing required cash-flow testing reserves, thereby boosting statutory surplus and RBC ratio

> In return, PHLVIC would assume all of the underlying economics associated with the block

> No impact on PNX GAAP results

> Working to close the transaction by the end of the second quarter

$ in millions

Holding Company Liquidity

PHOENIX


$181.5
$78.3
$83.1
As of Dec. 31, 2013
As of Dec. 31, 2014
As of Mar. 31, 2015

$ in millions

> Dividends from Phoenix Life are the primary source of cash flow for the holding company
  - $56 million paid in 2014
  - $15.0 million paid during the first quarter; remaining 2015 dividend capacity of $44.9 million

> Expect holding company liquidity to remain above $50 million internal threshold

> No expected capital contributions to subsidiaries in 2015

1Q15 Net Investment Income

PHOENIX

Net Investment Income



$211.5
$209.3
$107.3
$100.2
$104.2
$109.1
1Q14
1Q15
Open Block
Closed Block

Sources of Net Investment Income

	1Q14	1Q15
Long Term Debt	$143.8	$148.8
Private Equity	13.3	6.0
Mezzanine Funds	8.3	9.4
Other Alternative Assets[1]	4.9	3.4
Policy Loans	41.2	41.7
Total	**$211.5**	**$209.3**

$ in millions

[1] Includes direct equity, hedge and infrastructure funds, mortgage and real estate funds, other partnership interests and fair value investments

1Q15 Impairments

PHOENIX

GAAP Impairments

	1Q14	2Q14	3Q14	4Q14	1Q15
Structured Bonds	-	-	-	-	$0.2
Private Corporate	-	-	-	-	-
Public Corporate	-	-	$3.2	$2.8	1.3
Total Credit Impairments	-	-	**$3.2**	**$2.8**	**$1.5**
Total Equity Impairments	**$0.2**	**$1.0**	**$0.7**	**$0.2**	**$6.9**
Total Impairments	**$0.2**	**$1.0**	**$3.9**	**$3.0**	**$8.4**
Gains from Sales of Previously Impaired	3.7	1.8	1.6	7.4	$3.4
Net Impairment Losses	**$(3.5)**	**$(0.8)**	**$2.3**	**$(4.4)**	**$5.0**

$ in millions

Portfolio Quality

PHOENIX

	As of 12/31/11	As of 12/31/12	As of 12/31/13	As of 12/31/14	As of 3/31/15
Investment Grade Bonds	91.9%	91.8%	92.9%	93.3%	92.8%
Below Investment Grade (BIG) Bonds	8.1%	8.2%	7.1%	6.7%	7.2%
Percentage of BIG in NAIC 3	58.8	64.2	64.6	63.4	66.0
Percentage of BIG in NAIC 4-6	41.2	35.8	35.4	36.6	34.0

As of a percent of available-for-sale debt securities

Energy Exposure

PHOENIX

- $1.09 billion or 6.4% of invested assets
  - Fixed income 6.2% of invested assets
- 88.1% of energy sector bonds rated investment grade
- Unrealized gain of $44.5 million for bonds as of March 31, 2015
- Largest subsector is midstream/MLPs followed by Exploration & Production/Integrated
- Three direct equity investments total less than $25 million; one energy-related private equity funds less than $5 million

Life and Annuity Sales

PHOENIX

Annuity Deposits



$682.9
$770.9
$170.4
$189.4
2013
2014
1Q14
1Q15

Life Premium (Excluding Excess)



$2.4
$4.8
$0.5
$4.0
2013
2014
1Q14
1Q15

$ in millions

Growth at Saybrus

PHOENIX

Saybrus Revenue


$26.8
$37.5
$7.3
23%
$9.0
2013
2014
1Q14
1Q15

Saybrus EBITDA


$3.5
$6.3
$0.5
60%
$0.8
2013
2014
1Q14
1Q15

$ in millions

Progress on Strategic Initiatives

PHOENIX

Taking Action for Sustainable Growth

Financial Controls	Capital Management	Expense Management	Organizational Effectiveness	Profitable Growth
• Remediate material weaknesses • File timely, accurate financial reports	• Strengthen capital levels • Optimize capital usage	• Reduce operating expenses to better compete • Foster expense conscious culture	• Align talent with strategic priorities • Simplify organizational structure	• Compete effectively in middle market • Expand third party distribution

Addressing Shareholder Concerns

PHOENIX

> Current share price does not reflect solid business fundamentals such as:

- Phoenix Life current RBC of 288% is strong; expected to rise to 325-350% after intercompany reinsurance transaction
- Holding company liquidity of $83 million, well above $50 million threshold
- Investment portfolio remains high quality and liquid
- Long term liabilities backed by quality assets
- Stable book of business; low surrender rates
- No debt maturities until 2032

Summary

PHOENIX

- First quarter results impacted by two events – non-recurring legal settlement charge and adverse mortality
- We expect to offset impact on life companies' capital with an intercompany reinsurance transaction
- While mortality can be volatile on a quarterly basis, long term experience remains favorable
- Our balance sheet and business fundamentals are strong and we are focused on positioning the company for sustainable growth over the long term

PHOENIX